UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On April 8, 2008, KKR Financial Holdings LLC (the “Company”) completed its previously announced public offering of 30 million common shares at $11.85 per common share (the “Offering”).  In addition, the Company announced that the underwriters for the Offering exercised the over-allotment option granted to them to purchase an additional 4.5 million common shares (the “Over-Allotment Option”), which purchase was also completed.  The Company received net proceeds of approximately $383.5 million collectively from the Offering and the exercise of the Over-Allotment Option.

A Prospectus Supplement and accompanying Prospectus relating to the Offering, including certain information relating to the Company’s 2008 first quarter financial performance, was filed on April 4, 2008 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release announcing the completion of the Offering and exercise by the underwriters of the Over-Allotment Option is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference solely for the purpose of this Item 7.01.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated April 8, 2008, announcing the completion of the Offering and exercise by the underwriters of the Over-Allotment Option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC (Registrant)

Date: April 8, 2008		/s/ JEFFREY B. VAN HORN
	By:	Jeffrey B. Van Horn
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 8, 2008, announcing the completion of the Offering and exercise by the underwriters of the Over-Allotment Option.